Exhibit 99.1

Granite Reports First Quarter 2019 Results

•	Revenue increased to $619.8 million, up 10.0 percent year-over-year
•	Gross profit totaled $40.5 million, with gross profit margin of 6.5 percent
•	Committed and Awarded Projects[1] increased to $4.5 billion
•	Severe winter and spring weather negatively impacted operations
•	Strong overall market conditions; reaffirm 2019 guidance

WATSONVILLE, Calif. (April 26, 2019) - Granite Construction Incorporated (NYSE: GVA) today reported a net loss of $34.6 million for the quarter ended March 31, 2019, compared to a net loss of $11.4 million in the first quarter of 2018. Loss per diluted share in the quarter was $(0.74), compared to $(0.29) in the prior-year period. First quarter 2019 and 2018 results include after-tax, acquisition-related expenses of $8.1 million and $6.4 million, respectively2. Excluding the impact of these expenses, first quarter 2019 and 2018 adjusted net loss was $(26.4) million3 and $(5.0) million3, respectively, with adjusted loss per diluted share of $(0.57)3 and $(0.13)3, respectively.

"Unusually cold and wet weather across the U.S. in 2019 negatively impacted Granite’s first quarter operations, but it has not dampened demand," said James H. Roberts, President and Chief Executive Officer of Granite Construction Incorporated. “Public- and private-market demand remains strong across Granite’s end markets. The Company’s continued focus on bidding discipline and end-market diversification resulted in improved positioning for 2019. Committed and Awarded Projects (“CAP”), which includes backlog1 and Construction Manager/General Contractor (“CMGC”) and alternative procurement projects, now totals $4.5 billion.

“These projects comprise an increasingly strategic portfolio of ‘stored energy’ for the Company,” Roberts continued. “Across the enterprise, project demand points to significant opportunities for both near- and mid-term growth opportunities for all segments of our business. We continue our focus on bidding strategies, balancing pricing and project win rates, and positioning our teams to expand Granite’s platforms for growth in the Transportation, Water, Specialty, and Materials segments.”

First Quarter 2019 Consolidated Results

•	Revenue increased to $619.8 million, compared with $563.4 million last year.
•	Gross profit decreased to $40.5 million, compared with $56.3 million last year.
•

Selling, general & administrative (“SG&A”) expenses were $81.2 million, compared to $61.3 million last year. The increase is attributable primarily to businesses acquired by Granite in 2018, coupled with increases attributable to weather delays that moved operations employees from projects to office assignments.

•	Company effective tax rate in the first quarter was 22.8 percent.
•	Net loss was $(34.6) million, compared to net loss of $(11.4) million last year.
•	Adjusted net loss[3] was $(26.4) million, compared to adjusted net loss of $(5.0) million last year.
•	Adjusted EBITDA[3] totaled $(9.4) million in 2019, compared to $9.3 million last year.
•	CAP, which is comprised of unearned revenue, other awards, as well as an estimated $884.0 million of CMGC and alternative procurement projects in the Transportation segment, totaled $4.5 billion.
•

Our balance sheet remains strong with cash and marketable securities of $266.3 million as of March 31, 2019. Our capital structure is well positioned to support the execution of our strategic plan for growth both organically and through future acquisitions.

First Quarter 2019 Segment Results

Transportation

•	Revenue decreased to $338.2 million, compared to $359.1 million last year.
•

Quarterly gross profit decreased to $21.3 million from $31.5 million last year, with gross profit margin of 6.3 percent compared to 8.8 percent last year. Unusually cold and wet weather in California accounted for the year-over-year revenue and gross profit decline.

•	Segment CAP totaled nearly $3.7 billion.

Water

•	Revenue increased to $99.3 million compared to $40.0 million last year.
•

Quarterly gross profit decreased to $8.1 million from $11.6 million last year, with gross profit margin of 8.2 percent, down from 28.9 percent last year. The year-over-year gross profit decline is attributable to emergency work performed in 2018 that was not repeated in 2019.

•	Segment CAP totaled $317.8 million.

Specialty

•	Revenue increased to $140.7 million, compared to $118.5 million last year.
•	Gross profit decreased to $14.9 million from $15.7 million last year, with gross profit margin of 10.6 percent down from 13.3 percent last year.
•	Segment CAP totaled $490.2 million.

Materials

•	Revenue was $41.6 million, compared with $45.7 million last year.
•	Gross loss increased to $(3.8) million, compared to $(2.5) million last year, due to inclement weather that kept most plants idle during the quarter.

Outlook and Guidance

"2019 will be a strong year of growth and strategic execution for Granite, despite the extreme winter and spring weather that impacted our results in the first quarter,” Roberts said. “Historically strong Committed and Awarded Projects and booking trends, along with healthy funding and demand, continue to fuel our confidence that we will deliver on our previously stated 2019 growth and earnings expectations.”

The Company’s expectations for 2019 (including 2018 acquisitions) remain at:

•	Low-teens consolidated revenue growth, which is subject to late-year seasonality.
•	Adjusted EBITDA margin of 8.5 percent to 9.5 percent.

Endnotes

(1)  Committed and Awarded Projects (“CAP”) is comprised of unearned revenue and other awards (previously “backlog”), as well as Construction Manager/General Contractor (“CMGC”) and alternative procurement projects.

(2)  Acquisition-related expenses include acquisition, integration, acquired intangible amortization expenses, acquisition-related depreciation and synergy costs.

(3)  Adjusted net income, adjusted diluted loss per share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA, and adjusted EBITDA margin are non-GAAP measures. Please refer to the description and reconciliation of non-GAAP measures in the attached tables.

Conference Call

Granite will conduct a conference call today, April 26, 2019, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended March 31, 2019. The Company invites investors to listen to a live audio webcast with slides on its Investor Relations website, http://investor.graniteconstruction.com. The live call is available by calling 1-800-458-4148; international callers may dial 1-786-789-4772. An archive of the webcast will be available on the website approximately one hour after the call. A replay will be available after the live call through May 3, 2019, by calling 1-888-203-1112, replay access code 6383916; international callers may dial 1-719-457-0820.

About Granite

Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE: GVA) is a full-suite provider in the transportation, water infrastructure and mineral exploration markets. Granite, America’s Infrastructure Company, is an award-winning firm in safety, quality and environmental stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for nine consecutive years. Granite is listed on the New York Stock Exchange and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, visit www.graniteconstruction.com.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, guidance, backlog, Committed and Awarded Projects (CAP), and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, growth, demand, strategic plans, outcomes, guidance, backlog, CAP, and results. These expectations may or may not be realized.  Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

GRANITE CONSTRUCTION INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited - in thousands, except share and per share data)

	March 31, 2019	December 31, 2018	March 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$200,263	$272,804	$193,581
Short-term marketable securities	36,049	30,002	39,961
Receivables, net	368,215	473,246	330,192
Contract assets	260,250	219,754	178,663
Inventories	96,862	88,623	71,295
Equity in construction joint ventures	300,489	282,229	254,816
Other current assets	54,590	48,731	43,125
Total current assets	1,316,718	1,415,389	1,111,633
Property and equipment, net	552,504	549,688	409,708
Long-term marketable securities	30,000	36,098	67,305
Investments in affiliates	81,034	84,354	38,682
Goodwill	259,695	259,471	53,799
Right of use assets	71,480	—	—
Other noncurrent assets	128,349	131,601	78,100
Total assets	2,439,780	2,476,601	1,759,227

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$47,281	$47,286	$47,298
Accounts payable	216,966	251,481	226,253
Contract liabilities	90,752	105,449	71,030
Accrued expenses and other current liabilities	265,102	273,626	233,637
Total current liabilities	620,101	677,842	578,218
Long-term debt	333,290	335,119	176,011
Lease liabilities	60,237	—	—
Other long-term liabilities	64,219	66,006	40,104
Commitments and contingencies
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none Outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding: 46,812,366 shares as of March 31, 2019, 46,665,889 shares as of December 31, 2018 and 40,047,187 shares as of March 31, 2018	468	467	400
Additional paid-in capital	566,497	564,559	162,038
Accumulated other comprehensive (loss) income	(626)	(749)	1,197
Retained earnings	746,100	787,356	751,801
Total Granite Construction Incorporated shareholders’ equity	1,312,439	1,351,633	915,436
Non-controlling interests	49,494	46,001	49,458
Total equity	1,361,933	1,397,634	964,894
Total liabilities and equity	$2,439,780	$2,476,601	$1,759,227

GRANITE CONSTRUCTION INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited - in thousands, except per share data)

Three Months Ended March 31,	2019	2018
Revenue
Transportation	$338,210	$359,145
Water	99,255	40,041
Specialty	140,693	118,471
Materials	41,643	45,722
Total revenue	619,801	563,379
Cost of revenue
Transportation	316,960	327,683
Water	91,136	28,477
Specialty	125,826	102,735
Materials	45,401	48,201
Total cost of revenue	579,323	507,096
Gross profit	40,478	56,283
Selling, general and administrative expenses	81,155	61,252
Acquisition and integration expenses	3,323	8,409
Gain on sales of property and equipment	(1,900)	(543)
Operating loss	(42,100)	(12,835)
Other (income) expense
Interest income	(2,816)	(1,521)
Interest expense	4,014	2,435
Equity in income of affiliates	(1,290)	(224)
Other (income) expense, net	(1,762)	268
Total other (income) expense	(1,854)	958
Loss before benefit from income taxes	(40,246)	(13,793)
Benefit from income taxes	(9,165)	(4,131)
Net loss	(31,081)	(9,662)
Amount attributable to non-controlling interests	(3,493)	(1,761)
Net loss attributable to Granite Construction Incorporated	$(34,574)	$(11,423)

Net loss per share attributable to common Shareholders
Basic	$(0.74)	$(0.29)
Diluted	$(0.74)	$(0.29)
Weighted average shares of common stock
Basic	46,699	39,908
Diluted	46,699	39,908
Dividends per common share	$0.13	$0.13

GRANITE CONSTRUCTION INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited - in thousands)

Three Months Ended March 31,	2019	2018
Operating activities
Net loss	$(31,081)	$(9,662)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, depletion and amortization	28,846	15,511
Gain on sales of property and equipment, net	(1,900)	(543)
Stock-based compensation	5,748	7,772
Equity in net income from unconsolidated joint ventures	(455)	(2,637)
Changes in assets and liabilities	(37,522)	(48,061)
Net cash used in operating activities	(36,364)	(37,620)
Investing activities
Purchases of marketable securities	—	(9,952)
Maturities of marketable securities	—	35,000
Purchases of property and equipment	(28,744)	(15,967)
Proceeds from sales of property and equipment	4,687	675
Other investing activities, net	(286)	345
Net cash (used in) provided by investing activities	(24,343)	10,101
Financing activities
Proceeds from debt	20,000	—
Debt principal repayments	(21,902)	(1,250)
Cash dividends paid	(6,067)	(5,183)
Repurchases of common stock	(3,867)	(6,119)
Other financing activities, net	2	(59)
Net cash used in financing activities	(11,834)	(12,611)
Net decrease in cash, cash equivalents and restricted cash	(72,541)	(40,130)
Cash and cash equivalents and restricted cash of $5,825 and $0 at beginning of each period	278,629	233,711
Cash, cash equivalents and restricted cash of $5,825 and $0 at end of period	$206,088	$193,581

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)

Three Months Ended March 31,	2019	2018
Revenue
Transportation	$338,210	$359,145
Water	99,255	40,041
Specialty	140,693	118,471
Materials	41,643	45,722
Total revenue	$619,801	$563,379
Gross profit (loss)
Transportation	$21,250	$31,462
Water	8,119	11,564
Specialty	14,867	15,736
Materials	(3,758)	(2,479)
Total gross profit	$40,478	$56,283
Gross profit (loss) as a percent of revenue
Transportation	6.3%	8.8%
Water	8.2	28.9
Specialty	10.6	13.3
Materials	(9.0)	(5.4)
Total gross profit as a percent of total revenue	6.5%	10.0%

GRANITE CONSTRUCTION INCORPORATED
Committed and Awarded Projects
(Unaudited - dollars in thousands)

Unearned Revenue	March 31, 2019		December 31, 2018		March 31, 2018
Transportation	$2,187,300	76.4%	$2,185,309	75.9%	$2,773,521	80.4%
Water	220,303	7.7	218,708	7.6	84,680	2.5
Specialty	456,008	15.9	474,016	16.5	590,380	17.1
Total	$2,863,611	100.0%	$2,878,033	100.0%	$3,448,581	100.0%

Other(1)	March 31, 2019		December 31, 2018		March 31, 2018
Transportation	$595,952	81.9%	$629,815	77.6%	$30,463	22.2%
Water	97,479	13.4	110,175	13.6	56,037	40.9
Specialty	34,223	4.7	71,598	8.8	50,586	36.9
Total	$727,654	100.0%	$811,588	100.0%	$137,086	100.0%

Contract Backlog(2)	March 31, 2019		December 31, 2018		March 31, 2018
Transportation	$2,783,252	77.5%	$2,815,124	76.3%	$2,803,984	78.2%
Water	317,782	8.8	328,883	8.9	140,717	3.9
Specialty	490,231	13.7	545,614	14.8	640,966	17.9
Total	$3,591,265	100.0%	$3,689,621	100.0%	$3,585,667	100.0%

Alternative Procurement Work(3)	March 31, 2019		December 31, 2018		March 31, 2018
Transportation	$884,000	100.0%	$700,000	100.0%	$—	—%
Water	—	—	—	—	—	—
Specialty	—	—	—	—	—	—
Total	$884,000	100.0%	$700,000	100.0%	$—	—%

Committed and Awarded Projects	March 31, 2019		December 31, 2018		March 31, 2018
Transportation	$3,667,252	81.9%	$3,515,124	80.1%	$2,803,984	78.2%
Water	317,782	7.1	328,883	7.5	140,717	3.9
Specialty	490,231	11.0	545,614	12.4	640,966	17.9
Total	$4,475,265	100.0%	$4,389,621	100.0%	$3,585,667	100.0%

(1)Contract Backlog is calculated by adding Unearned Revenue and Other Awards.

(2)Other awards include unissued task orders and unexercised contract options to the extent their issuance or exercise is probable as well as contract awards to the extent we believe contract execution and funding is probable.

(3)Alternative Procurement Work represents Construction Manager/General Contractor projects that will enter backlog as task orders are issued in 2019 and over the next few years.

Non-GAAP Financial Information

The tables below contain financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Specifically, management believes that non-GAAP financial measures such as EBITDA and EBITDA margin are useful in evaluating operating performance and are regularly used by securities analysts, institutional investors and other interested parties, and that such supplemental measures facilitate comparisons between companies that have different capital and financing structures and/or tax rates. We are also providing additional non-GAAP financial measures, including adjusted EBITDA, adjusted EBITDA margin, adjusted net loss attributable to Granite Construction Incorporated and adjusted diluted loss per share to indicate the impact of non-recurring acquisition, integration, acquired intangible amortization expenses, acquisition related depreciation and synergy costs (collectively referred to as “transaction costs”) related to the acquisition of Layne Christensen Company and LiquiForce. Acquisition and integration costs include external transaction costs, professional fees and internal travel. Synergy costs include expenses incurred which will be eliminated as the integration of Layne and LiquiForce is completed.

Management believes that these additional non-GAAP financial measures facilitate comparisons between securities analysts, institutional investors and other interested parties. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. Items that may have a significant impact on the Company's financial position, results of operations and cash flows must be considered when assessing the Company's actual financial condition and performance regardless of whether these items are included in non-GAAP financial measures. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

Three Months Ended March 31,	2019	2018
Net loss attributable to Granite Construction Incorporated	$(34,574)	$(11,423)
Depreciation, depletion and amortization expense(2)	28,846	15,511
Benefit from income taxes	(9,165)	(4,131)
Interest expense, net of interest income	1,198	914
EBITDA	$(13,695)	$871
EBITDA margin(3)	(2.2%)	0.2%

Transaction costs	$4,324	$8,409
Adjusted EBITDA(1)	$(9,371)	$9,280
Adjusted EBITDA margin(1)	(1.5%)	1.6%

(1)We define EBITDA as GAAP net loss attributable to Granite Construction Incorporated, adjusted for net interest expense, taxes, depreciation, depletion and amortization. Adjusted EBITDA and adjusted EBITDA margin exclude the impact of acquisition and integration expenses and synergies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as cost of revenue and selling, general and administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3)Represents EBITDA divided by consolidated revenue of $619.8 million and $563.4 million for the three months ended March 31, 2019 and 2018, respectively.

GRANITE CONSTRUCTION INCORPORATED

Adjusted Net Income Reconciliation

(Unaudited - in thousands, except per share data)

Three Months Ended March 31,	2019	2018
Loss before benefit from income taxes	$(40,246)	$(13,793)
Transaction costs	11,002	8,409
Adjusted loss before benefit from income taxes	$(29,244)	$(5,384)

Benefit from income taxes	$(9,165)	$(4,131)
Tax effect of the transaction costs(1)	2,861	1,997
Adjusted benefit from income taxes	$(6,304)	$(2,134)

Net loss attributable to Granite Construction Incorporated	$(34,574)	$(11,423)
After-tax transaction costs	8,141	6,412
Adjusted net loss attributable to Granite Construction Incorporated	$(26,433)	$(5,011)

Diluted net loss per share attributable to common shareholders	$(0.74)	$(0.29)
After-tax transaction costs	0.17	0.16
Adjusted diluted net loss per share attributable to common shareholders	$(0.57)	$(0.13)

(1)The tax effect of transaction costs was calculated using the Company’s estimated 2019 annual statutory tax rate.

Contact:

Investors

Ron Botoff, 831-728-7532

or

Media

Jacque Fourchy, 831-761-4741

Source: Granite Construction Incorporated